November 3, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

ATTN:    Document Control - EDGAR

RE:      American Enterprise Variable Annuity Account
         Pre-Effective Amendment No. 1
         Registration Statement on Form N-4
         File Nos. 333-85567 and 811-7195

Dear Commissioners:

American Enterprise Variable Annuity Account , the Registrant, filed Pre-Effective Amendment No. 1, dated November 3, 1999, to the above-referenced Form N-4 Registration Statement. Pursuant to Rule 461 under the Securities Act of 1933, the Principal Underwriter for the Registrant, American Express
Financial Advisors Inc., now respectfully requests that the effective date of the Registration be accelerated and that the Registration Statement be declared effective on November 3, 1999, or as soon as practicable thereafter.

Yours truly,

American Express Financial Advisors, Inc.
(Principal Underwriter)




/s/ William Stoltzmann
    William Stoltzmann
    Vice President and Assistant General Counsel